Exhibit 1.1

Execution Version
DIANA SHIPPING INC.
17,500,000 Shares of Common Stock
UNDERWRITING AGREEMENT
April 20, 2017
Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Clarksons Platou Securities, Inc.
280 Park Avenue
21st Floor
New York, New York 10019

As Representatives of the
      Several Underwriters

Ladies and Gentlemen:
Diana Shipping Inc., a corporation existing under the laws of the Republic of the Marshall Islands (the "Company"), proposes, subject to the terms and of conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of 17,500,000 shares (the "Firm Securities") of the Company's common stock, $0.01 par value (the "Common Stock"). The respective amounts of the Securities (as defined below) to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.  The Company also proposes to issue and sell, at the Underwriters' overallotment option, up to an aggregate of 2,625,000 additional shares (the "Additional Securities") of Common Stock as set forth in the third column of Schedule I hereto.  The Firm Securities and any Additional Securities purchased by the Underwriters are herein referred to as the "Securities."  The Securities are more fully described in the Registration Statement and Prospectus referred to below.  The offering and sale of the Securities contemplated hereby is referred to herein as the "Offering."
1.          Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriters that:
(a)          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Securities on Form F-3 (No. 333-205491) (the "Initial Registration Statement"); such Initial Registration Statement, and any post-effective amendment thereto, each in the form previously delivered to you, have been declared effective by the Commission, in such form; the Initial Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Initial Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company.  Other than a registration statement, if any, increasing the size of the Offering (a "Rule 462(b) Registration Statement") filed pursuant to Rule 462(b) under the Securities Act, which will become effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission.  The various parts of the Initial Registration Statement and the 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the form of final prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(a) hereof and deemed by virtue of Rule 430A, 430B or 430C under the Securities Act to be part of the Initial Registration Statement at the time it became effective under the Securities Act with respect to the Underwriters and (ii) the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Registration Statement became or hereafter becomes effective under the Securities Act with respect to the Underwriters, each as amended at the time such part of the Initial Registration Statement or Rule 462(b) Registration Statement, if any, became or hereafter becomes effective under the Securities Act with respect to the Underwriters, are hereafter collectively referred to as the "Registration Statement."  Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the effective date of the Initial Registration Statement that is incorporated by reference therein.  No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company has paid the filing fees payable to the Commission relating to the Securities.
The final prospectus supplement relating to the Securities, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act, is hereafter referred to as the "Prospectus".  Any preliminary prospectus supplement relating to the Securities included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereafter referred to as a "Preliminary Prospectus"; and the Preliminary Prospectus relating to the Securities, as amended or supplemented immediately prior to the Applicable Time (as defined below), is hereafter referred to as the "Pricing Prospectus."  Any "issuer free writing prospectus" (as defined in Rule 433 under the Securities Act) relating to the Securities is hereafter referred to as an "Issuer Free Writing Prospectus"; and the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, attached and listed in Schedule IV hereto, and the information included in Schedule V hereto, taken together, are hereafter referred to collectively as the "Pricing Disclosure Package".  Any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 that were filed under the Exchange Act on or before the date of such Preliminary Prospectus or Prospectus, as the case may be, and expressly incorporated by reference therein; and any reference herein to any "amendment" or "supplement" to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the date of such Preliminary Prospectus or Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such "amendment" or "supplement" so filed.
The Company was not an "ineligible issuer" (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Securities contemplated hereby.
All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") as superseded by a subsequent filing, if applicable.
(b)          The Registration Statement complies, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will comply, in all material respects with the rules and regulations of the Commission thereunder, the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (the "Rules and Regulations"), and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment thereof or supplement thereto and as of the Closing Date (as hereinafter defined) and any Additional Closing Date (as hereinafter defined), if any, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for use therein.  The parties hereto agree that such information provided by or on behalf of the Underwriters through the Representatives consists solely of the material referred to in Section 16 hereof.
(c)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any information contained in or omitted from any Preliminary Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for use therein.  The parties hereto agree that such information provided by or on behalf of the Underwriters through the Representatives consists solely of the material referred to in Section 16 hereof.
(d)          For purposes of this Agreement, the "Applicable Time" is 5:01 P.M. (New York City time) on the date of this Agreement.  The Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date and the Additional Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Each Issuer Free Writing Prospectus complies in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and does not include information that conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus listed in Schedule IV hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and the Additional Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  No representation and warranty is made in this Section 1(d) with respect to any information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for use therein.  The parties hereto agree that such information provided by on behalf of the Underwriters through the Representatives consists solely of the material referred to in Section 16 hereof.
(e)          Ernst & Young (Hellas) Certified Auditors-Accountants S.A., who have certified the financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, are an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) as required by the Securities Act.
(f)          Subsequent to the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, except as disclosed in the Pricing Prospectus, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders' equity or properties of the Company and each subsidiary of the Company listed in Schedule II hereto (the "Subsidiaries" and each, a "Subsidiary"), individually or taken as a whole; (ii) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (iii) the Offering or the consummation of any other transaction contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package or the Prospectus (a "Material Adverse Change").  Since the date of the latest balance sheet included, or incorporated by reference, in the Registration Statement, the Pricing Disclosure Package and the Pricing Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, individually or taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Pricing Disclosure Package.
(g)          The information set forth under the caption "Capitalization" in the Registration Statement and the Prospectus (and any similar section or information contained in the Pricing Disclosure Package) is true and correct in all material respects or, to the extent that it is based upon assumptions or projections, is based upon assumptions or projections that the Company has determined in good faith.  The form of certificates for the Securities conforms to the law of the Republic of the Marshall Islands and to any requirements of the Company's organizational documents.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities; (ii) incurred any material liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.
(h)          The outstanding Common Stock of the Company has been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Securities or the issue and sale thereof.  Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.
(i)          [Reserved].
(j)          [Reserved].
(k)          The Subsidiaries are the only "subsidiaries" of the Company (within the meaning of Rule 405 under the Securities Act).  Each of the Company and its Subsidiaries has been duly organized and validly exists as a corporation or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) would not have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders' equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole; or (ii) the long term debt or capital stock; or (iii) the ability of the Company or any of its Subsidiaries to consummate the Offering or any other transaction contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package or the Prospectus (a "Material Adverse Effect").
(l)          Except for the Subsidiaries, the Company's investment in Diana Containerships' Inc. and the Company's indirect investment in Diana Wilhelmsen Management Limited, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity.  All of the issued shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and (except as otherwise set forth in the Pricing Disclosure Package) are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any "Lien").
(m)          Each of the Company and its Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, certifications, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the "Consents"), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for those failures to have Consents which (individually or in the aggregate) would not have a Material Adverse Effect. Each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received notice of any investigation or proceedings which results in or, if decided adversely to the Company or any Subsidiary, would result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent.  No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(n)          The Company has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.  This Agreement and the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus have been duly and validly authorized by the Company.  This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(o)          The issuance of the Securities, the execution, delivery, and performance of this Agreement and consummation of the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, including the sale of the Securities, do not and will not (i) conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, articles of domestication or other organizational documents of the Company or any Subsidiary or (iii) violate or conflict with any applicable law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (in the case of clause (i) (and (iii) above) as would not have a Material Adverse Effect.
(p)          No Consent of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required for the issuance of the Securities, the execution, delivery and performance of this Agreement or consummation of the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, including the sale and delivery of the Securities, except (i) the registration under the Securities Act and the Exchange Act of the Securities,  (ii) such Consents as may be required (A) under state securities rules or blue sky laws or (B) under the rules and regulations of the Financial Industry Regulatory Authority ("FINRA") in connection with the purchase and distribution of the Securities by the Underwriters, or (iii) those which have been obtained and are in full force and effect.
(q)          Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which (individually or in the aggregate), if determined adversely to the Company or any Subsidiary, would have a Material Adverse Effect; to the best of the Company's knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary would not have a Material Adverse Effect.
(r)          No stamp duty, stock exchange tax, value-added tax, capital gains tax, income tax, withholding or any other similar duty or tax is payable under U.S. federal law or the laws of any U.S. state, the Republic of the Marshall Islands, the Republic of Panama, the Republic of Greece, the Republic of Cyprus or any other jurisdiction or any political subdivision thereof or any authority having power to tax, in connection with the execution, delivery or performance of this Agreement by the Company or the sale or delivery to the Underwriters of the Firm Securities and Additional Securities, if any, by the Company or the initial resales thereof by the Underwriters in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
(s)          The financial statements, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its Subsidiaries; except as otherwise stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information required to be stated therein.  No other financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus by the Securities Act, the Exchange Act or the Rules and Regulations.  The other financial and statistical information, including as adjusted financial information, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the books and records of the respective entities presented therein. The assumptions used in preparing the as adjusted financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein; the related adjustments made in the preparation of such as adjusted financial information give appropriate effect to those assumptions; and such as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.
(t)          There are no pro forma or as adjusted financial statements that are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus in accordance with Regulation S-X of the Exchange Act which have not been included as so required.
(u)          The statistical, industry-related and market-related data included or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.
(v)          The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act.  The Company's outstanding shares of Common Stock are listed on the New York Stock Exchange (the "NYSE") and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing its Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. The Securities have been approved for listing subject to notice of issuance on the NYSE.
(w)          The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference into the Registration Statement is accurate.
(x)          Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.
(y)          Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holder of any security of the Company or of any option, warrant or other convertible or exchangeable security of the Company has any rights to require registration of any security of the Company as part or on account of, or otherwise in connection with, the offer and sale of the Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.  Except as described in the Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus, no holder of any security of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Securities.
(z)          The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files periodic reports with the Commission, and the conditions for use of Form F-3 to register the Securities under the Securities Act have been satisfied.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as applicable, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(aa)          The statements set forth or incorporated by reference in the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus under the caption "Description of Capital Stock" insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "Material United States Federal Income Tax Considerations", "Marshall Islands Tax Considerations" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, or legal conclusions with respect thereto, are accurate and complete in all material respects.
(bb)          The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, and after giving effect to application of the net proceeds of the Offering, will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended, and is not and will not be an entity "controlled" by an "investment company" or a "business development company" within the meaning of such act.
(cc)          There are no current or pending judicial, regulatory or other legal or governmental proceedings that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and that are not so described or any statutes, regulations, contracts or other documents that are required under the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.
(dd)          No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus which is not so described and described as required.
(ee)          Except as disclosed in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus or, to the knowledge of the Company, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, stockholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters' compensation as determined by FINRA.
(ff)          The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  The Company and the Subsidiaries have good and marketable title to all personal property owned by them in each case free and clear of any and all Liens except for maritime liens and other liens incurred in the ordinary course of the Company's shipping business and except such as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not (individually or in the aggregate) have a Material Adverse Effect.  Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary that would (individually or in the aggregate) have a Material Adverse Effect.
(gg)          All of the vessels described in the Registration Statement, the Pricing Disclosure Package and the Prospectus are owned (or in the case of the vessels agreed to be purchased, will be owned) by subsidiaries of the Company; each of the vessels listed on Schedule III (the "Owned Vessels") hereto has been duly registered as a vessel under the laws and regulations and flag of the jurisdiction set forth opposite its name on Schedule III in the sole ownership of the Subsidiary of the Company set forth opposite its name on Schedule III; each such Subsidiary of the Company has good title to the applicable Owned Vessel, free and clear of all mortgages, pledges, liens, security interests and claims and all defects of the title of record except for those liens as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and such other encumbrances which would not (individually or in the aggregate) have a Material Adverse Effect; and each such Owned Vessel is in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for failures to be in good standing which would not (individually or in the aggregate) have a Material Adverse Effect.
(i)          The Owned Vessels, the Company and the Subsidiaries are operated in compliance with the rules, codes of practice, conventions, protocols, guidelines or similar requirements or restrictions imposed, published or promulgated by any international, national, state or local regulatory agencies or bodies, classification society or insurer applicable to the respective vessel (collectively, "Maritime Guidelines") and all applicable international, national, state and local conventions, laws, regulations, orders, permits, licenses, certificates, approvals, financial assurances, consents and other authorizations and other requirements (including, without limitation, all Environmental Laws), except where such failure to be in compliance would not (individually or in the aggregate) have a Material Adverse Effect. The Company and each applicable Subsidiary are qualified to own or lease, as the case may be, and operate such vessels under all applicable international, national, state and local conventions, laws, regulations, orders, such permits, licenses, certificates, approvals, financial assurances, consents and other authorizations and other requirements (including, without limitation, all Environmental Laws) and Maritime Guidelines, including the laws, regulations and orders of each such vessel's flag state, except where such failure to be so qualified would not (individually or in the aggregate) have a Material Adverse Effect.
(ii)          Each Owned Vessel is classed by any of Lloyd's Register of Shipping, American Bureau of Shipping, Det Norske Veritas or a classification society which is a full member of the International Association of Classification Societies and each Owned Vessel is in class with valid class and trading certificates, without any overdue recommendations.
(hh)          The Company and the Subsidiaries maintain insurance or participate in mutual protection and indemnity associations in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries, all of which insurance is in full force and effect, except where the failure to maintain such insurance would not (individually or in the aggregate) have a Material Adverse Effect.  There are no material claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company or mutual protection and indemnity association is denying liability or defending under a reservation of rights clause and neither the Company nor any of the Subsidiaries is currently required to make any payment, or is aware of any facts which would require the Company or any Subsidiary to make any payment, in respect of a call by, or a contribution to, any mutual protection and indemnity association.
(ii)          Each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns to the extent required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except for such failures which (individually and in the aggregate) would not have a Material Adverse Effect.  No deficiency assessment with respect to a proposed adjustment of the Company's or any Subsidiary's federal, state, local or foreign taxes is pending or, to the best knowledge of the Company, threatened.  The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since December 31, 2016 the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary. Neither the Company nor any of its Subsidiaries is subject to income taxation in the Republic of Greece (except that as of January 1, 2013, Subsidiaries owning vessels managed in Greece are subject to tonnage tax for which they are required to file annual tax returns with the Greek shipping tax authority and since 2013 and until 2016 an additional contribution-levy both calculated on the basis of the tonnage and age of the relevant vessel) and the Company is not aware of any facts or circumstances that could cause it or any of its Subsidiaries to become subject to additional taxation in the Republic of Greece (other than in connection with a fixed tax and the voluntary contribution-levy calculated on the basis of the tonnage and age of vessels).

(jj)          No labor disturbance by the employees of the Company or any Subsidiary exists or, to the best knowledge of the Company, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary's principal suppliers, shipyards, manufacturers', customers or contractors, which, in either case (individually or in the aggregate), would have a Material Adverse Effect.
(kk)          Neither the Company nor any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or is part of a group that includes the Company and that is treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the "Code") has, within the five year period prior to the date on which this representation is made or deemed made, (each such entity, a "Controlled Group Members") has, within the five year period prior to the date on which this representation is made or deemed made, operated and maintained each "employee benefit plan" (within the meaning of Section 3(3) of ERISA) whether or not subject to ERISA or any plan subject to Section 4975 of the Code which was sponsored or contributed to by the Company or any Controlled Group Member or with respect to which the Company or any Controlled Group Member has or had any liability or obligation in respect thereof (each, a "Plan"), in compliance in all material respects with each such Plan's terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) no "reportable event" (within the meaning of Section 4043(c) of ERISA) for which the notice requirements of Section 4043 of ERISA were not waived has occurred or is reasonably expected to occur with respect to any Plan; and (iv) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA).
(ll)          Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any Subsidiary (or, to the knowledge of the Company, any other entity for whose acts or omissions the Company is or may be liable) upon any property now or previously owned or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit (including any applicable regulations and standards adopted by the International Maritime Organization) relating to pollution or protection of human health and the environment ("Environmental Law"), except for violations and liabilities which (individually and in the aggregate) would not have a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any Subsidiary has knowledge, which (individually or in the aggregate) would have a Material Adverse Effect; neither the Company nor any Subsidiary has agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, other than by operation of law or due to the Company's membership in any mutual protection and indemnity association, in each case as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as would not (individually and in the aggregate) have a Material Adverse Effect; there is no pending or, to the best knowledge of the Company, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary; neither the Company nor any Subsidiary is aware of any matters regarding compliance with existing or reasonably anticipated Environmental Laws, or with any liabilities or other obligations under Environmental Laws, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its Subsidiaries; in the ordinary course of its business, the Company and its Subsidiaries review the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, and on the basis of such review, the Company and its Subsidiaries have reasonably concluded there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(mm)          Neither the Company nor any of its Subsidiaries or affiliates, nor any director or officer, nor, to the Company's knowledge, any employee, agent, or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any "government official" (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(nn)           The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Anti-Money Laundering Laws"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
(oo)     (i) Neither the Company nor any of its Subsidiaries, nor any director or officer thereof, nor, to the Company's knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity ("Person") that is, or is owned or controlled by a Person that is:
(A)          the subject of any sanctions administered or enforced by the U.S. Department of Treasury's Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions"), nor
(B)          located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, Libya, North Korea, Sudan and Syria).
(ii)          The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)          in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(pp)          Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, articles of domestication or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any applicable law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) violations or defaults which (individually or in the aggregate) would not have a Material Adverse Effect and except (in the case of clause (ii) alone) for any lien, charge or encumbrance disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or any maritime lien or other lien incurred in the ordinary course of the Company's shipping business.
(qq)          The Company has complied with the requirements of Rule 433 under the Securities Act with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to any such Issuer Free Writing Prospectus.  The Company has not (i) distributed any offering material in connection with the Offering other than the Pricing Prospectus, the

Prospectus, and any Issuer Free Writing Prospectus set forth on Schedule IV hereto, or (ii) filed, referred to, approved, used or authorized the use of any "free writing prospectus" as defined in Rule 405 under the Securities Act with respect to the Offering or the Securities, except for any Issuer Free Writing Prospectus set forth in Schedule IV hereto and any electronic road show previously approved by the Underwriters.
(rr)          The Company and its directors or officers, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act") that are applicable to them and effective and are actively taking steps to ensure that they will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of and applicability of such provisions.
(ss)          The Company has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Company's "disclosure controls and procedures" are designed to ensure that material information relating to the Company is made known to the Company's Chief Executive Officer and Chief Financial Officer by others within the Company, particularly during the period that the Registration Statement and the Prospectus were being prepared; and such "disclosure controls and procedures" are effective.  The Company maintains a system of "internal control over financial reporting" (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's Chief Executive Officer and Chief Financial Officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company's "internal control over financial reporting" is effective and the Company is not aware of any material weaknesses in its "internal control over financial reporting."  Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no change in the Company's "internal control over financial reporting" that has materially affected, or is reasonably likely to materially affect, the Company's "internal control over financial reporting."
(tt)          Except as disclosed in the Registration Statement, the Pricing Prospectus and the Pricing Disclosure Package, there are no outstanding guarantees or other contingent obligations of the Company or any Subsidiary that would have a Material Adverse Effect.
(uu)          [Reserved].
(vv)          The Company is a "foreign private issuer" as defined in Rule 405 under the Securities Act.
(ww)          On and immediately after the Closing Date, the Company (after giving effect to the issuance and sale of the Securities and the other transactions related thereto as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus) will be Solvent.  As used in this paragraph, the term "Solvent" means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.
(xx)          Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not prohibited, directly or indirectly, from paying any dividends, from making any other distribution, from repaying any loans or advances or from transferring any of its property or assets. All payments of interest and principal with respect to the Securities may, under the current laws and regulations of the Republic of the Marshall Islands, the Republic of Greece, the Republic of Cyprus and the Republic of Panama and any political subdivisions thereof, be paid in United States dollars and may be freely transferred out of the Republic of the Marshall Islands, the Republic of Greece, the Republic of Cyprus and the Republic of Panama, and all such payments of interest and principal will not be subject to withholding or other taxes under the laws and regulations of the Republic of the Marshall Islands, the Republic of Greece, the Republic of Cyprus and the Republic of Panama and are otherwise free and clear of any other tax, withholding or deduction and without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in the Republic of the Marshall Islands, the Republic of Greece, the Republic of Cyprus and the Republic of Panama.
(yy)          Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with the Underwriters, and the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to the Underwriters or any affiliate of the Underwriters.
(zz)          To ensure the legality, validity, enforceability and admissibility into evidence of each of this Agreement, the Securities and any other document to be furnished hereunder in the Republic of the Marshall Islands, it is not necessary that this Agreement, the Securities or such other document be filed or recorded with any court or other authority in the Republic of the Marshall Islands or any stamp or similar tax be paid in the Republic of the Marshall Islands on or in respect of this Agreement, the Securities or any such other document.
(aaa)          None of the Company, any of its Subsidiaries or their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the United States, the Republic of the Marshall Islands, the Republic of Greece, the Republic of Cyprus or the Republic of Panama.
(bbb)          The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.
(ccc)          The Company believes that it is exempt from U.S. federal income tax under Section 883 of the Code for its 2016 taxable year.
(ddd)          The Company does not believe that it is  a "passive foreign investment company" for U.S. federal income tax purposes with respect to its current taxable year and does not expect to become a "passive foreign investment company" in future taxable years.
Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to Underwriters' Counsel (as defined in Section 2(b) hereof) shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.
2.          Purchase, Sale and Delivery of the Securities.
(a)          On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Securities upon the terms but subject to the conditions herein set forth and (ii) each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Firm Securities set forth in the second column of Schedule I opposite the name of such Underwriter, plus any additional number of Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, at a purchase price of $3.80 per share, payable on the Closing Date; provided that the purchase price with respect to the 5,500,000 of the Firm Securities sold to, or to entities affiliated with, the Company's chief executive officer, Mr. Simeon Palios, and other executive officers and certain directors of the Company shall be $4.00 per share.
(b)          Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds against delivery of the Firm Shares to the Representatives for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company. Delivery of the Firm Securities to be purchased by the Underwriters and payment of the purchase price therefor to the Company shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP ("Underwriters' Counsel"), One New York Plaza, New York, New York 10004 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on April 26, 2017 (unless postponed in accordance with the provisions of Section 10), or such other time and date as the Underwriters shall designate by notice to the Company

(the time and date of such closing are called the "Closing Date"). The Firm Shares will be delivered in such denominations and in such registrations as the Representatives requests in writing not later than the second full business day prior to the Closing Date
(c)          In addition, on the basis of the representations, warranties covenants and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an overallotment option to the several Underwriters to purchase the Additional Securities at the price set forth in Section 2(a) above.  The overallotment option granted hereby may be exercised in whole or in part by giving written notice within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters to the Company setting forth the number of Additional Securities as to which the several Underwriters are exercising the overallotment option and the time and date at which such certificates are to be delivered.  The time and date at which Additional Securities are to be delivered shall be determined by the Representatives but shall not be earlier than two nor later than 10 full business days after the exercise of such overallotment option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Additional Closing Date").  If the date of exercise of the overallotment option is two or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Additional Closing Date.  The number of Additional Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Additional Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities.  You, as Representatives of the several Underwriters, may cancel such overallotment option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the overallotment option is exercised, payment for the Additional Securities shall be made on the Additional Closing Date in federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.
(d)          [Reserved].
(e)          Deliveries of the documents described in Section 6 hereof with respect to the purchase of Firm Securities or Additional Securities, as the case may be, shall be made at 9:00 A.M., New York City time, at the office of Underwriters' Counsel, or at such other place and time as shall be agreed upon by the Underwriters and the Company on the Closing Date, or on the Additional Closing Date, as the case may be.
(f)          The Company acknowledges and agrees that (i) the terms of this Agreement and the Offering (including the price of the Securities) were negotiated at arm's length between sophisticated parties represented by counsel; (ii) no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriters, on the other hand, has been created as a result of any of the transactions contemplated by this Agreement or the process leading to such transactions, irrespective of whether the Underwriters have advised or are advising any such party on other matters, (iii) the Underwriters' obligations to the Company in respect of the Offering are set forth in this Agreement in their entirety; and (iv) it has obtained such legal, tax, accounting and other advice as it deems appropriate with respect to this Agreement and the transactions contemplated hereby and any other activities undertaken in connection therewith, and it is not relying on the Underwriters with respect to any such matters.
(g)          The Company agrees that the Company will pay all transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Firm Securities or Additional Securities, if any, to be sold by the Company to the Underwriters or otherwise in connection with the performance of the obligations of the Company hereunder;
3.          Offering.  Upon authorization of the release of the Firm Securities or the Additional Securities, as the case may be, the Underwriters propose to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus and the Pricing Disclosure Package.  The Underwriters may offer and sell Securities to or through any affiliate of the Underwriters and any such affiliate may offer and sell Securities purchased by it to or through the Underwriters.  The Representatives may from time to time thereafter change the public offering price and other selling terms.
4.          Certain Covenants of the Parties.
(a)          The Company further covenants and agrees with the Underwriters that:

(i)          The Company shall prepare the Prospectus in a form reasonably approved by you and file such Prospectus pursuant to, and within the time period specified in, Rule 424(b) and Rule 430A, 430B or 430C, as applicable, under the Securities Act; prior to the last date on which an Additional Closing Date, if any, may occur, the Company shall file no further amendment to the Registration Statement or amendment or supplement to the Prospectus to which you shall reasonably object in writing after being furnished in advance a copy thereof and given a reasonable opportunity to review and comment thereon; the Company shall notify you promptly (and, if requested by you, will confirm such notice in writing) (i) when any amendment to the Registration Statement becomes effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the Company's intention to file or prepare any supplement or amendment to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (including documents filed under the Exchange Act if such document would be deemed to be incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus), (iv) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or, in each case, of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every effort to avoid the issuance of any such stop order, (vi) of the receipt of any comments from the Commission, and (vii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose.  If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible.
(ii)          [Reserved].
(iii)          The Company shall comply with the Securities Act and the Exchange Act to permit completion of the distribution of the Securities by the Underwriters as contemplated in this Agreement, the Registration Statement, the Pricing Prospectus and the Prospectus.  If at any time when a prospectus relating to the Securities (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act, any event shall have occurred as a result of which the Pricing Disclosure Package (prior to the availability of the Prospectus) or the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances existing at the time of delivery of such Pricing Disclosure Package or Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) to the purchaser, not misleading, or if to comply with the Securities Act, the Exchange Act or the Rules and Regulations it shall be necessary at any time to amend or supplement the Pricing Disclosure Package, the Prospectus or the Registration Statement, or to file any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment, supplement or document (in form and substance reasonably satisfactory to the Representatives) that will correct such statement or omission or effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.
(iv)          The Company shall retain, in accordance with the Rules and Regulations, all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations.  The Company will not, without the prior consent of the Representatives, (i) make any offer relating to the Securities that would constitute a "free writing prospectus" as defined in Rule 405 under the Securities Act, except for any Issuer Free Writing Prospectus set forth in Schedule IV hereto and any electronic road show previously approved by the Underwriters, or (ii) file, refer to, approve, use or authorize the use of any "free writing prospectus" as defined in Rule 405 under the Securities Act with respect to the Offering or the Securities.  If at any time any event shall have occurred as a result of which any Issuer Free Writing Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus as then amended or supplemented or would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if to comply with the Securities Act or the Rules and

Regulations it shall be necessary at any time to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representatives promptly and, if requested by the Representatives, prepare and furnish an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Representatives) that will correct such statement, omission or conflict or to effect such compliance.
(v)          The Company has complied with and will comply with the requirements of Rule 433 with respect to each Issuer Free Writing Prospectus including, without limitation, all prospectus delivery, filing, record retention and legending requirements applicable to each such Issuer Free Writing Prospectus; and the Company has caused there to be made available at least one version of a "bona fide electronic road show" (as defined in Rule 433 under the Securities Act) in a manner that causes the Company not to be required, pursuant to Rule 433(d) under the Securities Act, to file with the Commission any road show.
(vi)          The Company will promptly deliver to the Underwriters and Underwriters' Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company's files manually signed copies of such documents for at least five years after the date of filing.  The Company will promptly deliver to the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request.  Prior to 12:00 P.M., New York City time, on the business day next succeeding the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request.
(vii)          The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of such jurisdictions, domestic or foreign, as the Underwriters may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.
(viii)          The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).
(ix)          No offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 60 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives, provided however, that for the avoidance of doubt this Section 4(a)(ix) shall not prohibit the Company from granting awards of shares of Common Stock under its 2014 Equity Incentive Plan.
(x)          The Company will make available to you (A) during the period of five years from the effective date of the Registration Statement, copies of all reports or other communications (financial or other) furnished to security holders or from time to time published or publicly disseminated by the Company and, as soon as they are available, copies of any reports, financial statements and proxy or information statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (B), during the period of two years from the effective date of the Registration Statement, such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial information to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); provided, that any information or documents available on EDGAR shall be considered sufficiently made available for the purposes of this Section 4(a)(x); and provided further, that the Underwriters shall sign a confidentiality agreement, containing such customary terms and conditions as the Company shall reasonably request, regarding any additional information made available pursuant to clause (B) of this Section 4(a)(x).

(xi)          The Securities shall have been approved for listing subject to notice of issuance on the New York Stock Exchange.
(xii)          The Company, during the period when a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act in connection with the offer or sale of the Securities, will file all reports and other documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and the Rules and Regulations within the time periods required thereby.
(xiii)          If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462 by 10:00 P.M. (New York City time), on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.
(xiv)          The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date or the Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Firm Securities and the Additional Securities.
(xv)          The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.
(xvi)          The Company will cooperate with the Underwriters and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company.
(xvii)          The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement and the Prospectus under the heading "Use of Proceeds."
(x)          The Company has caused each officer and director to execute and deliver to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the "Lockup Agreement").
(b)          The Underwriters covenant and agree with the Company that the Underwriters will not use or refer to any "free writing prospectus" (as defined in Rule 405 under the Securities Act) without the prior written consent of the Company if the Underwriters' use of or reference to such free writing prospectus would require the Company to file with the Commission any "issuer information" (as defined in Rule 433 under the Securities Act).
(c)          All payments to be made by the Company to the Underwriters under this Agreement will be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever, unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company will pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.
5.          Payment of Expenses
Except as otherwise agreed in writing, whether or not the transactions contemplated by this Agreement, the Registration Statement and the Pricing Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its obligations hereunder, including the following:  (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus, the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Securities Act and the Offering; (iii) the cost of producing this Agreement, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state or foreign securities or blue sky laws as provided in Section 4(a)(vii) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky survey; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the Offering; (vi) all fees and expenses in connection with listing the Securities on the NYSE; (vii) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Securities (including, without limitation, all expenses incurred by the Company in connection with any "road show" presentation to potential investors), and (viii) any cost incurred by the Underwriters in connection with transfer taxes on resale of any of the Securities by them, provided, however, that with respect to clauses (iv) and (v) of this sentence, such costs and expenses shall not exceed $20,000.  The Company also will pay or cause to be paid: (a) the cost of preparing certificates representing the Securities, if any; (b) the reasonable fees and expenses of the transfer agent, registrar and/or depositary for the Common Stock; and (c) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5.  It is understood, however, that except as provided in this Section 5, and Sections 7, 8 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel. Notwithstanding anything to the contrary in this Section 5, in the event that this Agreement is terminated pursuant to Section 6 or 12(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all out-of pocket expenses of the Underwriters (including but not limited to fees and expenses of counsel to the Underwriters) incurred in connection herewith.
6.          Conditions of Underwriters' Obligations.  The several obligations of the Underwriters to purchase and pay for the Firm Securities and the Additional Securities, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6, "Closing Date" shall refer to the Closing Date for the Firm Securities and any Additional Closing Date, if different, for the Additional Securities), to the absence from any opinions furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission, to the absence from any certificates, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission in the case of any statement that is qualified as to materiality and any material misstatement or omission in the case of any statement that is not qualified as to materiality, to the performance by the Company of its obligations hereunder, and to each of the following additional conditions:
(a)          The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a)(i) hereof; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no stop order suspending or preventing the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, shall have been issued by the Commission and no proceedings therefor shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; if the Company has elected to rely on Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M. (New York City time) on the date of this Agreement; and all necessary foreign and domestic regulatory or stock exchange approvals shall have been received.
(b)          At the Closing Date, the Underwriters shall have received the written opinion of Seward & Kissel LLP, United States counsel for the Company, dated the Closing Date, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.
(c)          At the Closing Date, the Underwriters shall have received the written opinion and negative assurance letter of Seward & Kissel LLP, Marshall Islands counsel for the Company, dated the Closing Date, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.
(d)          At the Closing Date, the Underwriters shall have received the written opinion of Galindo, Arias & Lopez, Panamanian counsel for the Company, dated the Closing Date, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.
(e)          At the Closing Date, the Underwriters shall have received the written opinion of Timagenis Law Firm, Greek counsel for the Company, dated the Closing Date, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(f)          At the Closing Date, the Underwriters shall have received the written opinions of Areti Charidemou & Associates LLC, Cypriot counsel for the Company, dated the Closing Date, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.
(g)          All proceedings taken in connection with the sale of the Firm Securities and the Additional Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and to Underwriters' Counsel, and the Underwriters shall have received from Underwriters' Counsel a written opinion, dated as of the Closing Date, with respect to the sale of the Securities, the Registration Statement, the Pricing Disclosure Package and the Prospectus and such other related matters as the Underwriters may require, and the Company shall have furnished to Underwriters' Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
(h)          At the Closing Date, you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof, or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued and, in each case, no proceedings therefor have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Pricing Disclosure Package pursuant to the Rules and Regulations that have not been included or incorporated therein as so required and (vii) subsequent to the respective dates as of which information is given in the Pricing Prospectus (exclusive of any amendment or supplement thereto) there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, stockholders' equity or properties of the Company and the Subsidiaries, individually or taken as a whole; (y) the long-term debt or capital stock of the Company or any of its Subsidiaries; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(i)          At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from Ernst & Young (Hellas) Certified Auditors-Accountants S.A., independent registered public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters' Counsel.
(j)          The Company shall have furnished to you at the time of this Agreement and on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the Chief Financial Officer of the Company confirming that the Chief Financial Officer is familiar with the accounting records and internal accounting practices, policies, procedures and controls of the Company and has had responsibility for accounting matters with respect to the Company, and attesting certain financial information contained in the Pricing Disclosure Package and the Prospectus.
(k)          [Reserved].
(l)          Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Pricing Disclosure Package (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders' equity or properties of the Company and the Subsidiaries, individually or taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Pricing Disclosure Package (exclusive of any supplement).

(m)          At the Closing Date, FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements with respect to the Offering.
(n)          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale and delivery of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.
(o)          The Company shall have furnished to the Underwriters and to Underwriters' Counsel such other certificates, opinions or other documents as they may have reasonably requested.
(p)          The Firm Securities and Option Securities, if any, have been duly listed, subject to notice of issuance, on the NYSE.
(q)       Since the date of this Agreement, there shall not have occurred a downgrading in the rating, if any, assigned to any preferred stock or other debt securities of the Company by any "nationally recognized statistical rating agency," as that term is defined by the Commission in Section 3(a)(62) of the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of such securities.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters' Counsel pursuant to this Section 6 shall not be satisfactory in form and substance to the Underwriters and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by the Underwriters at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Securities may be cancelled by the Underwriters at, or at any time prior to, the Additional Closing Date.  Notice of such cancellation shall be given to the Company in writing or by telephone.  Any such telephone notice shall be confirmed promptly thereafter in writing.
7.          Indemnification.
(a)          The Company shall indemnify and hold harmless the Underwriters, each of their officers, directors, employees, partners and members and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriters within the meaning of Rule 405 under the Securities Act from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement or any amendment thereof, or in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or (B) in any "road show" (as defined in Rule 433 under the Securities Act) for the Offering that is a "written communication" (as defined in Rule 405 under the Securities Act) ("Marketing Materials"), or (ii) the omission or alleged omission to state in the Registration Statement, or any amendment thereof, or in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any supplement thereto or amendment thereof, or in any Issuer Free Writing Prospectus, or in any "issuer information" (as defined in Rule 433(h)(2) under the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein.  The parties agree that such information provided by or on behalf of the Underwriters through the Representatives consists solely of the material referred to in Section 16 hereof.  This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement.

(b)          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof, or in any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or in any amendment thereof or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for use therein; provided, however, that in no case shall the Underwriters be liable or responsible for any amount in excess of the underwriting discount applicable to the Securities to be purchased by the Underwriters hereunder.  The parties agree that such information provided by or on behalf of the Underwriters through the Representatives consists solely of the material referred to in Section 16 hereof.  This indemnity will be in addition to any liability which the Underwriters may otherwise have, including but not limited to other liability under this Agreement.
(c)          Promptly after receipt by an indemnified party under subsection (a)  or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 7 (except to the extent that the indemnifying party is materially prejudiced as a result thereof and is not otherwise aware of the claim or litigation in respect of which indemnification is sought) and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder).  In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party.  Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties.  No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 7 or Section 8 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

8.          Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Underwriters, on a several and not joint basis, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the Offering or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this Section 8, (i) the Underwriters shall not be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Securities underwritten by it and distributed to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriters within the meaning of Rule 405 under the Securities Act shall have the same rights to contribution as the Underwriters, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise.
9.          Company Default.
(a)          If the Company shall default in its obligation to sell and deliver any Firm Securities hereunder on the Closing Date, then the Underwriters may, by notice to the Company, terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 2, 5, 7, 8, 11, and 12 hereof shall remain in full force and effect.  If the Company shall default in its obligation to sell and deliver any Additional Securities hereunder at any time after the Closing Date, then the Underwriters may, by notice to the Company, terminate this Agreement except that the provisions of Sections 1, 2, 4, 5, 7, 8, 11 and 12 hereof, and the provisions of Section 2 hereof that relate to the purchase of the Firm Securities by the Underwriters and the provisions of Section 6 hereof that relate to the conditions to the Underwriters' obligations to purchase and pay for the Firm Securities, shall remain in full force and effect.  No action taken pursuant to this Section 9 shall relieve the Company in the case of its default from liability, if any, in respect of such default.
(b)          In the event that the Company shall default in its obligation to sell and deliver any Firm Securities or Additional Securities hereunder and the Company and the Underwriters agree to proceed with the Offering, then the Underwriters may, at their option, or the Company shall have the right, in each case by notice to the other, to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Prospectus, the Pricing Prospectus, any Issuer Free Writing Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement thereto in form and substance reasonably satisfactory to Underwriters' Counsel that may thereby be made necessary or advisable.
10.          Defaulting Underwriter.
(a)          If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Securities or Additional Securities hereunder, and if the Firm Securities or Additional Securities with respect to which such default relates (the "Default Securities") do not (after giving effect to arrangements, if any, made by the Representatives pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Securities or Additional Securities, as the case may be, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company, that number of  Default Securities that bears the same proportion of the total number of Default Securities then being purchased as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Securities set forth opposite the names of the non-defaulting Underwriters.
(b)          In the event that the number of Default Securities exceeds 10% of the number of Firm Securities or Additional Securities, as the case may be, the Representatives may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Securities on the terms contained herein.  In the event that within five calendar days after such a default the Representatives do not arrange for the purchase of the Default Securities as provided in this Section 10, this Agreement or, in the case of a default with respect to the Additional Securities, the obligations of the Underwriters to purchase and of the Company to sell the Additional Securities shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7, 8 and 10) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.
(c)          In the event that any Default Securities are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, the Representatives or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable.  The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Securities and Additional Securities.
(d)          Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
11.          Survival of Representations and Agreements.
All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto,

including the agreements contained in Sections 4 and 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof or by or on behalf of the Company or any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriters.  The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8, 11 and 12 hereof shall survive any termination of this Agreement, including termination pursuant to Section 9, 10 or 12 hereof.
12.          Effective Date of Agreement; Termination.
(a)          This Agreement shall become effective upon the execution and delivery of this Agreement.  Notwithstanding any termination of this Agreement pursuant to this Section 12, the provisions of this Section 12 and of Sections 1, 5, 7, 8 and 10 through 20, inclusive, shall be in full force and effect at all times after the execution and delivery hereof.
(b)          The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase the Additional Securities at any time prior to the Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Underwriters will in the immediate future materially disrupt, the market for the Company's securities (including the suspension of trading of the Company's securities) or securities in general; or (ii) if trading on or by the NYSE , the American Stock Exchange or the NASDAQ Global Market (collectively, the "Exchange") shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Exchange or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) in the judgment of the Underwriters, any Material Adverse Change shall have occurred since the respective dates as of which information is given in the Pricing Disclosure Package (exclusive of any amendment or supplement thereto since the date hereof); or (v) (A) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in the judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Securities or the Additional Securities, as the case may be, on the terms and in the manner contemplated by the Pricing Prospectus.
(c)          Any notice of termination pursuant to this Section 12 shall be in writing.
(d)          If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to notification by the Underwriters as provided in subsection (a) of this Section 12) or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for all out-of-pocket expenses (including but not limited to fees and expenses of their counsel), incurred by the Underwriters in connection herewith.
13.          Notices.  All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:
(a)          if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department, and Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Joshua Wechsler, and
(b)          if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the following address:  Diana Shipping Inc., Pendelis 16, 175 64 Palaio Faliro, Athens, Greece, Attention: Mr. Anastassis Margaronis, President, with a copy to the Company's counsel, Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, Attention: Edward S. Horton.

14.          Parties.  This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation.  The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Securities from the Underwriters.
15.          Governing Law and Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement and the Pricing Prospectus (each, a "Proceeding"), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.  The Company hereby irrevocably designates Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004 as agent upon whom process against it may be served.  THE COMPANY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.
16.          Acknowledgement of Information Provided.  The parties acknowledge and agree that, for purposes of Sections 1(b), 1(c), 1(d) and 7 hereof, such information provided by or on behalf of the Underwriters through the Representatives consists solely of the following information in the Prospectus: the ninth, tenth and eleventh paragraphs under the caption "Underwriting."
17.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.
18.          Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
19.          Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
20.          Time is of the Essence.  Time shall be of the essence of this Agreement.  As used herein, except where otherwise expressly provided, (i) the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; and (ii) the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business other than days when banking institutions in the City of New York are authorized by law, regulation or executive order to be closed.
[Signature pages follow.]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

DIANA SHIPPING INC.

By: /s/ Ioannis Zafirakis
Name: Ioannis Zafirakis
Title: Chief Operating Officer

[Signature Page to the Underwriting Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Name:	David Herman
Title:	Director

CLARKSONS PLATOU SECURITIES, INC.

By:	/s/ Patrick Shea
Name:	Patrick Shea
Title:	CEO

For itself and on behalf of the several Underwriters listed in Schedule I hereto.

[Signature Page to the Underwriting Agreement]

SCHEDULE I
Underwriters	Total Number of Firm Securities to be Purchased	Number of Additional Securities to be Purchased if Over-Allotment Option is Fully Exercised

Wells Fargo Securities, LLC	8,312,500	1,246,875
Clarkson Platou Securities, Inc.	8,312,500	1,246,875
BNP Paribas Securities Corp.	875,000	131,250

Total	17,500,000	2,625,000

SCHEDULE II
Subsidiary	Country of Incorporation
Ailuk Shipping Company Inc.	Marshall Islands
Bikar Shipping Company Inc.	Marshall Islands
Bikini Shipping Company Inc.	Marshall Islands
Erikub Shipping Company Inc.	Marshall Islands
Gala Properties Inc.	Marshall Islands
Guam Shipping Company Inc.	Marshall Islands
Jaluit Shipping Company Inc.	Marshall Islands
Jemo Shipping Company Inc.	Marshall Islands
Kili Shipping Company Inc.	Marshall Islands
Knox Shipping Company Inc.	Marshall Islands
Lae Shipping Company Inc.	Marshall Islands
Lib Shipping Company Inc.	Marshall Islands
Mandaringina Inc.	Marshall Islands
Majuro Shipping Company Inc.	Marshall Islands
Namu Shipping Company Inc.	Marshall Islands
Palau Shipping Company Inc.	Marshall Islands
Taka Shipping Company Inc.	Marshall Islands
Tuvalu Shipping Company Inc.	Marshall Islands
Wotho Shipping Company Inc.	Marshall Islands
Aster Shipping Company Inc.	Marshall Islands
Aerik Shipping Company Inc.	Marshall Islands
Pulap Shipping Company Inc.	Marshall Islands
Bokak Shipping Company Inc.	Marshall Islands
Makur Shipping Company Inc.	Marshall Islands
Jabat Shipping Company Inc.	Marshall Islands
Fayo Shipping Company Inc.	Marshall Islands
Weno Shipping Company Inc.	Marshall Islands
Lelu Shipping Company Inc.	Marshall Islands
Houk Shipping Company Inc.	Marshall Islands
Ujae Shipping Company Inc.	Marshall Islands
Rairok Shipping Company Inc.	Marshall Islands
Toku Shipping Company Inc.	Marshall Islands
Kaben Shipping Company Inc.	Marshall Islands
Wake Shipping Company Inc.	Marshall Islands
Taroa Shipping Company Inc.	Marshall Islands
Rakaru Shipping Company Inc.	Marshall Islands
Mejato Shipping Company Inc.	Marshall Islands
Ebadon Shipping Company Inc.	Marshall Islands
Diana Ship Management Inc.	Marshall Islands
Husky Trading, S.A.	Panama
Buenos Aires Compania Armadora S.A.	Panama
Changame Compania Armadora S.A.	Panama
Chorrera Compania Armadora S.A.	Panama
Cypres Enterprises Corp.	Panama
Darien Compania Armadora S.A.	Panama
Diana Shipping Services S.A.	Panama
Eaton Marine S.A.	Panama
Panama Compania Armadora S.A.	Panama
Skyvan Shipping Company S.A.	Panama
Texford Maritime S.A.	Panama
Urbina Bay Trading, S.A.	Panama
Vesta Commercial, S.A.	Panama
Marfort Navigation Company Limited	Cyprus
Silver Chandra Shipping Company Limited	Cyprus
Bulk Carriers (USA) LLC	United States (Delaware)

SCHEDULE III

 OWNED VESSELS
Subsidiary Name	Flag State	Vessel Name
Skyvan Shipping Company SA	Bahamas	Nirefs
Buenos Aires Compania Armadora SA	Bahamas	Alcyon
Husky Trading SA	Bahamas	Triton
Panama Compania Armadora SA	Bahamas	Oceanis
Chorrera Compania Armadora SA	Greece	Dione
Eaton Marine SA	Greece	Danae
Cypres Enterprises Corp.	Bahamas	Protefs
Darien Compania Armadora SA	Bahamas	Calipso
Texford Maritime SA	Bahamas	Clio
Urbina Bay Trading SA	Bahamas	Erato
Changame Compania Armadora SA	Bahamas	Thetis
Vesta Commercial SA	Marshall Islands	Coronis
Ailuk Shipping Company Inc.	Marshall Islands	Naias
Jaluit Shipping Company Inc.	Marshall Islands	Sideris GS
Knox Shipping Company Inc.	Marshall Islands	Aliki
Kili Shipping Company Inc.	Marshall Islands	Semirio
Lib Shipping Company Inc.	Marshall Islands	Boston
Marfort Navigation Company Limited	Cyprus	Salt Lake City
Silver Chandra Shipping Company Limited	Cyprus	Norfolk
Gala Properties Inc.	Marshall Islands	Houston
Taka Shipping Company Inc.	Marshall Islands	Melite
Bikini Shipping Company Inc.	Marshall Islands	New York
Majuro Shipping Company Inc.	Marshall Islands	Alcmene
Bikar Shipping Company Inc.	Greece	Arethusa
Jemo Shipping Company Inc.	Marshall Islands	Leto
Lae Shipping Company Inc.	Marshall Islands	Los Angeles
Mandaringina Inc.	Marshall Islands	Melia
Namu Shipping Company Inc.	Marshall Islands	Philadelphia
Guam Shipping Company Inc.	Marshall Islands	Amphitrite
Palau Shipping Company Inc.	Marshall Islands	Polymnia
Tuvalu Shipping Company Inc.	Marshall Islands	Myrto
Jabat Shipping Company Inc.	Marshall Islands	Maia
Bokak Shipping Company Inc.	Marshall Islands	Baltimore
Fayo Shipping Company Inc.	Marshall Islands	Artemis
Makur Shipping Company Inc.	Marshall Islands	Myrsini
Pulap Shipping Company Inc.	Marshall Islands	P.S. Palios
Erikub Shipping Company Inc.	Greece	Crystalia
Wotho Shipping Company Inc.	Greece	Atalandi
Weno Shipping Company Inc.	Marshall Islands	G.P. Zafirakis
Lelu Shipping Company Inc.	Marshall Islands	Santa Barbara
Rairok Shipping Company Inc.	Marshall Islands	Medusa
Ujae Shipping Company Inc.	Marshall Islands	New Orleans
Toku Shipping Company Inc.	Marshall Islands	Seattle
Aerik Shipping Company Inc.	Marshall Islands	Newport News
Aster Shipping Company Inc.	Marshall Islands	San Francisco
Wake Shipping Company Inc.	Marshall Islands	Maera
Taroa Shipping Company Inc.	Marshall Islands	Ismene
Kaben Shipping Company Inc.	Marshall Islands	Selina

SCHEDULE IV
Issuer Free Writing Prospectuses
None

SCHEDULE V
The public offering price per share of Common Stock for the Securities shall be $4.00.